                                                                 EXHIBIT 10.11.1

MCS
MISSION CRITICAL SOFTWARE

January 13, 1999


Ms. Leigh Faoro Saint-Germain
address

Re:  Brian McGrath


Dear Leigh:

As we discussed in our meeting on January 7, 1999, Mission Critical Software, Inc., M&A Associates and Brian McGrath have agreed to clarify the terms of the Employment Agreement between MCS and Brian entered into effective as of January 1, 1998 to reflect certain terms omitted at the time of execution of such agreement, including, without limitation, the intention of the parties at that time to terminate the Sales and Marketing Agreement dated January 1, 1997 between MCS and M&A Associates (the "M&A Agreement"), effective as of the date Brian took his position as Vice President of Sales for MCS, and the purchase by Brian of a warrant to purchase 100,000 shares of the Common Stock of MCS. Therefore, the Employment Agreement is hereby amended as follows:

     . The current compensation arrangement between Brian and MSC consisting of base salary payable at a rate of $16,667 per month, a 2% commission on all license fee and a 1% commission on all initial maintenance revenue collected by MCS since January 1, 1998 (other than revenue from the "Named Accounts), and a commission of 15% of the revenue generated by the "Named Accounts" since January 1, 1998 shall remain in place through June 30, 1999 in accordance with MCS's and Brian's previous course of conduct; provided that such 15% "Named Accounts" commission payable to Brian shall be reduced to the extent MSC pays any commission to any Account Manager or similar employee of MCS assigned to the "Named Accounts" by MSC, but such reduction shall not exceed 6% of the related commissioned revenue For example, if MSC assigns an Account Manager to one of the "Named Accounts" and pays such Account Manager a 7% commission on a "Named Account", Brian's commission would only be reduced from 15% to 9%. The list of "Named Accounts is attached hereto as Exhibit A;

     . Beginning July 1, 1999, Brian's compensation package will consist of a total compensation target base amount of $400,000, with 50% of such compensation as base pay at a rate of $16,667 per month and 50% of such target compensation contingent on meeting operating targets.

     . With regard to the $100,000 of Brian's salary that Brian permitted MCS to withhold from his pay at the beginning of 1998, such $100,000 amount paid has been held in escrow, without interest, as consideration for the exercise price of a Warrant to purchase 100,000 shares of MCS's common stock. Such Warrant has an exercise price of $1.00 a share and is exercisable for three years beginning January 1, 1998. In return for other provisions of Brian's employment contract, Brian agrees that if he

Ms. Leigh Faoro-Saint Germain
January 13, 1999
Page 2 of 5

        voluntarily terminates his employment without "Good Reason" prior to July 1, 1999, he will be required to pay an additional $100,000 upon exercising this warrant

     . All provisions of the Employment Agreement shall remain in place; provided, however, that the Employment Agreement shall be amended as follows:

        . (i) in the event that Brian's employment with MCS is terminated by MCS for any reason other than for "Cause" or Brian voluntarily terminates his employment for "Good Reason", Brian shall receive a severance payment of six months base salary. For purposes of the Employment Agreement, "Good Reason" shall mean:

                a. Without his express written consent, the assignment to Brian of any duties inconsistent with his positions, duties, responsibilities and status with MCS, or a material change in his reporting responsibilities, titles or offices, or any removal of Brian from or any failure to re-elect Brian to any such positions, except in connection with the termination of his employment for Cause, disability, retirement, death, or to the extent that such change(s) are subsequent to July 1, 1999 and the result of or in connection with an acquisition of another business by MCS;

                b. A reduction by MCS in Brian's total compensation package as defined herein;

                c. MCS's requiring Brian to relocate to anywhere other than Texas except for required travel on MCS's business to an extent substantially consistent with his present or past business travel obligations, or, in the event that Brian consents to any such relocation, the failure of MCS to pay (or reimburse Brian) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation;

                d. Any failure of MCS to obtain the assumption of, or the agreement to perform, this Agreement by any successor-in-interest to MCS;

        . (ii) Brian agrees to give MCS sixty (60) days prior written notice of his resignation;

        . (iii) The non-competition covenant shall be reduced to a six-month period and shall only apply to a list of six companies that are competitive with MCS (the "Competitors"), as determined by MCS based on published or otherwise documented industry or company information evidencing the competitive nature of such company; provided, however, that such list may be amended by MCS every six (6) months on the 1st of January and the 1st of July of each new year. The initial list effective from January 1, 1999 to June 30, 1999 is attached hereto as Exhibit B;

Ms. Leigh Faoro-Saint Germain
January 13, 1999
Page 3 of 5

Brian's options shall continue to vest pursuant to the terms of the Option Plan and Brian's Option Agreement(s) without change; provided, however, that in the event of a termination of Brian's employment without Cause or a voluntary resignation of his employment by Brian for "Good Reason", such options shall continue to vest during the applicable notice period and severance period.

This offer is subject to M&A Associate's and Brian's written acknowledgement below of the termination of the M&A Agreement as of January 1, 1998 and agreement on the list of "Named Accounts" and "Competitors" attached hereto as
Exhibit A and Exhibit B, respectively.   In connection with such termination of
the M&A Agreement and in consideration of MCS's execution and delivery of this Letter Agreement, M&A Associates and Brian McGrath do hereby release, acquit, and forever discharge MCS and its stockholders, employees, officers, agents and directors, and their respective heirs, successors and assigns from any and all manner of claims, debts, demands, damages, liabilities, and causes of action, whether known or unknown, from the beginning of time through the date of this release, which M&A Associates or Brian McGrath, their heirs, successors, and assigns, may have had or may presently have or may have in the future, relating to or arising out of the termination of the M&A Agreement and the employment of Brian McGrath as Vice President of Sales of MCS including, but not limited to, causes of action for libel, slander, breach of contract, negligence, impairment of economic opportunity, wrongful termination, negligent supervision, intentional infliction of emotional distress, and any other tort, and claims under federal, state, or local constitutions, statutes, regulations, ordinances, and common law, including, but not limited to, violations of the Texas Payroll Act, exemplary damages, attorneys' fees, and pre- or post-judgment interest.

Nothing contained in this Agreement constitutes an admission of liability by MCS, M&A Associates or Brian McGrath concerning any aspect of the employment of Brian McGrath or the termination of the M&A Agreement. Furthermore, Brian McGrath, M&A Associates and MCS do not waive any rights or claims that may arise after the date this Agreement is executed, other than as set forth herein.

If you have any questions or comments regarding this matter, please give me a call at your earliest convenience.

Sincerely,

/s/  Stephen E. Odom
--------------------
Stephen E. Odom
Chief Financial Officer

AGREED AND ACCEPTED BY:


/s/  Brian McGrath
------------------
Brian McGrath

M&A ASSOCIATES


By: /s/  Brian McGrath
    ------------------
   Brian McGrath, Principal

                                   Exhibit A

                                "Named Accounts"


Territory                  Company                              Territory                     Company

Bekim                      AIG Data Center                                                    U S F G
                           Chase Manhattan Bank                                               Prudential Insurance Co.
                           CitiBank - Puerto Rico
                           CitiBank - Citicorp                  Niederman                     Honeywell
                           CitiCorp CDSI Finance                                              Honeywell Ltd
                           Citicorp Credit Services                                           Honeywell Space Systems
                           Deutsche Morgan Grenfell                                           Mayo Foundation
                           Lehman Brothers                                                    Mayo Foundation Medical Ed.
                           Merrill Lynch
                           Metropolitan Life                    Sage                          Anheuser-Busch
                           Morgan Stanley
                           Union Bank of Switzerland            St. Martin                    Digital EquipmentCorp/Compaq
                           Pfizer (EEM)                                                       Hoechst Celanese/Celanse
                           Philip Morris USA                                                  Tennessee Eastman
                           Republic National Bank
                                                                Stracener                     Defense Intelligence Agency
Einhaus                    Detroit Edison                                                     Office Supply (DoD) A/Sentry
                           Pharmica/Upjohn                                                    FDIC
                           ALCOA                                                              National Reconnaissance/DEC
                                                                                              Scott Air Force Base
Flagella                   Aetna, Inc.                                                        Social Security Administration
                           Analog Devices                                                     U.S. Department of Labor
                           Choice Courier Systems Inc                                         U.S. Navy - Strategic Defense
                           CSC Consulting                                                     OASAM Office of Procurement
                           Dunhill Staffing Systems, Inc                                      Ft. Mead - (EEM)
                           Fidelity Investments                                               US House of Reps - (EEM)
                           Lotus Development Corp.                                            Internal Revenue Service
                           Reed El Sevier (EA & EEM)                                          U.S. Treasury Department
                           SAIC                                                               USAF - Okinawa
                           UNUM Corporation                                                   1st Air Marine Aircraft Japan
                           U.S. Tobacco                                                       Wright Patterson AFB
                           Swiss Bank
                                                                Watson                        CIBA Vision/Novartis
Jackson                    Bechtel                                                            Glaxo Wellcome
                           Charles Schwab & Co.
                                                                International                 Bank of Bermuda
Milan                      Blue Cross/Blue Shield of NE PA
                           Conoco
                           DuPont
                           Electronic Payment Services
                           Forensic Technologies
                           Johnson & Johnson
                           Merck

                                   Exhibit B

                                 "Competitors"


1.  Aelita Software

2.  Enteno Corporation

3.  Bindview Development Corp.

4.  Fastlane

5.  NetIQ

6.  Heroix Corp Ltd.